Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, MAY 11, 2023

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2023

Williamsburg, Virginia – May 11, 2023 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2023. The Company’s results include the following*:

	Three Months Ended
	March 31, 2023	March 31, 2022	March 31, 2019
	($ in thousands except per share data)
Total revenue	$43,491	$38,353	$47,390
Net loss attributable to common stockholders	(582)	(2,508)	(1,654)

EBITDA	9,948	9,453	11,163
Hotel EBITDA	12,079	9,975	13,172

FFO attributable to common stockholders and unitholders	3,941	1,773	3,988
Adjusted FFO attributable to common stockholders and unitholders	4,658	1,246	4,944

Net loss per common share	$(0.03)	$(0.15)	$(0.12)
FFO per common share and unit	$0.20	$0.10	$0.26
Adjusted FFO per common share and unit	$0.24	$0.07	$0.32

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) attributable to common stockholders and unitholders, adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, increased to $119.06, for the three months ended March 31, 2023, from $100.89 in the comparable period in 2022 and was 2.3% below RevPAR of $121.86 for the comparable period in 2019. Changes in RevPAR were driven by an increase in the average daily rate (“ADR”) to $197.07 for the three months ended March 31, 2023, from $187.23 for the comparable period in 2022 and by an increase in occupancy to 60.4% from 53.9% in the comparable 2022 period. However, while ADR for the three months ended March 31, 2023, was 13.1% higher than ADR for the comparable period in 2019, occupancy for the three months ended March 31, 2023, was still 9.5% below the 69.9% occupancy achieved during the comparable 2019 period.
•
Revenue. Total revenue increased to approximately $43.5 million for the three months ended March 31, 2023 from approximately $38.4 million during the comparable period in 2022. Total revenue for the three months ended March 31, 2023 was 8.2% below total revenue of approximately $47.4 million during the comparable 2019 period.
•
Net income (loss) attributable to common stockholders. For the three-month period ending March 31, 2023, net income attributable to common stockholders increased 76.8%, or approximately $1.9 million, over the three months ended March 31, 2022, from a loss of approximately $2.5 million to a loss of approximately $0.6 million.
•
Hotel EBITDA. The Company increased production of hotel EBITDA to approximately $12.1 million for the three months ended March 31, 2023, from approximately $10.0 million during the comparable period in 2022. Hotel EBITDA for the three months ended March 31, 2023, was approximately $1.1 million below the hotel EBITDA generated in the comparable 2019 period.

•
Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending March 31, 2023, adjusted FFO attributable to common stockholders and unitholders increased 273.9%, or approximately $3.5 million, over the three months ended March 31, 2022, from approximately $1.2 million to approximately $4.7 million.
•
Preferred Dividends. On April 24, 2023 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.4921875 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on June 15, 2023 to shareholders of record as of May 31, 2023.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "The lodging markets continued to show good improvement in the first quarter, and Sotherly’s hotels performed well. Our urban properties showed strong growth in year over year revenue growth, characterized by the long awaited return of both group and business travel. For example, at our Hyatt Centric in Arlington, Virginia, overall RevPAR was up 96.5% from Q1 2022, driven mainly by corporate group and business transient travel. Rate continues to be the driving force for the overall revenue picture. Across our portfolio ADR for the first quarter was $197.07, a 5.3% increase over prior year. Leisure transient remained strong in the quarter, although we did see moderation in leisure travel in our Florida properties toward the latter half of March. Overall, group booking pace remains strong, with our overall booking pace as of May 1, 2023 ahead of booking pace as of May 1, 2022 by 34.5%. Group rates are up approximately $20.00 over last year. Further, we commenced payment of dividends on our preferred stock in Q1, with a payment made in March. This was an important milestone for Sotherly, while concurrently, we have been able to execute favorable mortgage refinancings. We were pleased with the quarter, as we met or exceeded forecasted guidance in both FFO and AFFO."

Balance Sheet/Liquidity

As of March 31, 2023, the Company had approximately $32.0 million of available cash and cash equivalents, of which approximately $8.6 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $322.1 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.03%.

Other Events

On February 26, 2023, affiliates of the Company entered into amended loan documents to modify the existing mortgage loan on The Whitehall hotel located in Houston, TX with the existing lender, International Bank of Commerce. The amended loan documents extend the maturity date to February 26, 2028 and maintain a floating interest rate of New York Prime Rate plus 1.25%, subject to a floor rate of 7.50%. The amended loan continues to be guaranteed by the Operating Partnership.

On May 4, 2023, affiliates of the Company entered into loan documents to secure a $10.0 million mortgage loan on the DoubleTree by Hilton Laurel hotel located in Laurel, MD with Citi Real Estate Funding Inc. Pursuant to the loan documents, the mortgage loan: (i) has a principal balance of $10.0 million; (ii) has a maturity date of May 6, 2028; (iii) carries a fixed interest rate of 7.35%; (iv) requires payments of interest only; (v) cannot be prepaid until the last 4 months of the loan term; and (vi) contains customary representations, warranties, covenants and events of default for a mortgage loan.

Q2 2023 Outlook

Set forth below is the Company's guidance for Q2 2023. The table below reflects the Company’s projections, within a range, of various financial measures for Q2 2023, in thousands of dollars, except per share and RevPAR data:

	Q2 2023 Guidance
	Low Range	High Range

Total revenue	$48,881	$51,311
Net income	4,862	5,641
Net income available to common stockholders and unitholders	2,867	3,646

EBITDA	13,570	14,349
Hotel EBITDA	15,645	16,424

FFO available to common stockholders and unitholders	7,404	8,183
Adjusted FFO available to common stockholders and unitholders	7,770	8,549

Net income per share available to common stockholders	$0.15	$0.19
FFO per common share and unit	$0.38	$0.42
Adjusted FFO per common share and unit	$0.40	$0.44
Rev PAR	$132.63	$139.23
Hotel EBITDA margin	32.0%	32.0%

Earnings Call/Webcast

The Company will conduct its first quarter 2023 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, May 11, 2023. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) or +1 929-526-1599 (International) and enter access code 339270. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 11, 2023 through May 25, 2023. To access the rebroadcast, dial 866-813-9403 or +44 204-525-0658 and enter access code 131317.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Investment in hotel properties, net	$362,900,039	$365,070,725
Cash and cash equivalents	23,429,595	21,918,680
Restricted cash	8,556,641	5,422,950
Accounts receivable, net	4,316,649	5,844,904
Prepaid expenses, inventory and other assets	8,015,602	8,311,862
TOTAL ASSETS	$407,218,526	$406,569,121
LIABILITIES
Mortgage loans, net	$318,555,434	$320,482,103
Unsecured notes	2,135,164	2,545,975
Accounts payable and accrued liabilities	27,738,428	25,704,835
Advance deposits	3,532,639	2,233,013
Dividends and distributions payable	2,088,160	4,082,472
TOTAL LIABILITIES	$354,049,825	$355,048,398
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference $45,387,100 and $44,655,050, at March 31, 2023 and December 31, 2022, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference $41,603,220 and $40,940,681, at March 31, 2023 and December 31, 2022, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference $36,274,181 and $35,674,458, at March 31, 2023 and December 31, 2022, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 19,235,803 shares issued and outstanding at March 31, 2023 and 18,951,525 shares issued and outstanding at December 31, 2022.	192,358	189,515
Additional paid-in capital	175,823,357	175,611,370
Unearned ESOP shares	(2,555,500)	(2,601,134)
Distributions in excess of retained earnings	(119,572,709)	(120,985,183)
Total Sotherly Hotels Inc. stockholders’ equity	53,927,239	52,254,301
Noncontrolling interest	(758,538)	(733,578)
TOTAL EQUITY	53,168,701	51,520,723
TOTAL LIABILITIES AND EQUITY	$407,218,526	$406,569,121

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022

REVENUE
Rooms department	$28,401,688	$24,853,385
Food and beverage department	8,748,726	5,617,736
Other operating departments	6,340,863	7,881,482
Total revenue	43,491,277	38,352,603
EXPENSES
Hotel operating expenses
Rooms department	6,413,094	5,949,757
Food and beverage department	5,935,560	3,880,617
Other operating departments	2,315,848	2,484,107
Indirect	16,747,577	16,063,361
Total hotel operating expenses	31,412,079	28,377,842
Depreciation and amortization	4,578,311	4,565,072
Loss (gain) on disposal of assets	—	(29,542)
Corporate general and administrative	1,980,765	1,514,027
Total hotel operating expenses	37,971,155	34,427,399
NET OPERATING INCOME	5,520,122	3,925,204
Other income (expense)
Interest expense	(4,113,597)	(5,713,205)
Interest income	146,665	24,448
Unrealized (loss) gain on hedging activities	(442,464)	962,263
PPP debt forgiveness	275,494	—
Gain on involuntary conversion of assets	16,476	—
Net income (loss) before income taxes	1,402,696	(801,290)
Income tax provision	(15,182)	(9,654)
Net income (loss)	1,387,514	(810,944)
Add: Net loss attributable to noncontrolling interest	24,960	161,621
Net income (loss) attributable to the Company	1,412,474	(649,323)
Undeclared distributions to preferred stockholders	(1,994,312)	(1,936,617)
Gain on extinguishment of preferred stock	—	78,175
Net loss attributable to common stockholders	$(581,838)	$(2,507,765)
Net loss per share attributable to common stockholders
Basic	$(0.03)	$(0.15)
Weighted average number of common shares outstanding
Basic	18,635,004	17,107,820

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2023, 2022 and 2019, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences. The ten wholly-owned properties in the portfolio that were under the Company’s control during the three months ended March 31, 2023 and the corresponding periods in 2022 and 2019 are considered same-store properties (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performances of the Sheraton Louisville Riverside which was sold in February 2022, or the DoubleTree by Hilton Raleigh-Brownstone University which was sold in June 2022. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, during the three months ended March 31, 2023 and the corresponding periods in 2022 and 2019. The same-store (composite) portfolio metrics includes all properties with the exceptions of the Sheraton Louisville Riverside, DoubleTree by Hilton Raleigh-Brownstone University and the Hyde Beach House Resort & Residences, during the three months ended March 31, 2023 and the corresponding periods in 2022 and 2019.

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022	March 31, 2019
Actual Portfolio Metrics
Occupancy %	60.5%	53.7%	70.1%
ADR	$187.19	$168.12	$165.57
RevPAR	$113.27	$90.36	$116.01
Same-Store Portfolio Metrics
Occupancy %	60.5%	54.3%	71.0%
ADR	$187.19	$171.72	$170.18
RevPAR	$113.27	$93.29	$120.79
Composite Portfolio Metrics
Occupancy %	60.4%	53.9%	69.9%
ADR	$197.07	$187.23	$174.24
RevPAR	$119.06	$100.89	$121.86
Same-Store (Composite) Portfolio Metrics
Occupancy %	60.5%	54.6%	70.8%
ADR	$193.03	$182.87	$179.55
RevPAR	$116.80	$99.77	$127.08

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2023, 2022 and 2019, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2023	Q1 2022	Q1 2019
The DeSoto Savannah, Georgia	64.4%	62.0%	63.8%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	71.0%	64.5%	83.0%
DoubleTree by Hilton Laurel Laurel, Maryland	47.2%	47.8%	61.3%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	54.5%	56.0%	64.9%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	64.9%	63.4%	78.3%
Georgian Terrace Atlanta, Georgia	46.7%	48.9%	75.3%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	83.4%	81.1%	79.7%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	55.8%	43.1%	62.4%
Hyatt Centric Arlington Arlington, Virginia	70.3%	43.8%	73.0%
The Whitehall Houston, Texas	48.6%	36.3%	64.6%
Hyde Resort & Residences (1) Hollywood Beach, Florida	60.5%	62.2%	67.7%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	56.6%	51.3%	-
All properties weighted average	60.5%	54.6%	70.8%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q1 2023	Q1 2022	Q1 2019
The DeSoto Savannah, Georgia	$211.97	$200.95	$180.28
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$160.63	$148.26	$146.30
DoubleTree by Hilton Laurel Laurel, Maryland	$120.26	$105.50	$109.61
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$127.52	$114.79	$125.43
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$265.97	$253.85	$231.09
Georgian Terrace Atlanta, Georgia	$206.82	$191.54	$249.49
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$214.33	$187.56	$143.83
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$163.78	$165.53	$137.75
Hyatt Centric Arlington Arlington, Virginia	$193.53	$158.05	$176.47
The Whitehall Houston, Texas	$164.55	$145.64	$146.15
Hyde Resort & Residences (1) Hollywood Beach, Florida	$443.65	$505.41	$334.37
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$368.33	$455.52	$-
All properties weighted average	$193.03	$182.87	$179.55

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q1 2023	Q1 2022	Q1 2019
The DeSoto Savannah, Georgia	$136.43	$124.54	$114.94
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$114.05	$95.60	$121.38
DoubleTree by Hilton Laurel Laurel, Maryland	$56.71	$50.46	$67.21
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$69.51	$64.31	$81.45
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$172.66	$160.95	$180.89
Georgian Terrace Atlanta, Georgia	$96.65	$93.64	$187.75
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$178.83	$152.11	$114.67
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$91.46	$71.35	$86.00
Hyatt Centric Arlington Arlington, Virginia	$136.11	$69.27	$128.87
The Whitehall Houston, Texas	$80.03	$52.88	$94.37
Hyde Resort & Residences (1) Hollywood Beach, Florida	$268.51	$314.39	$226.23
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$208.53	$233.50	$-
All properties weighted average	$116.80	$99.77	$127.08

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022
Net income (loss)	$1,387,514	$(810,944)
Depreciation and amortization - real estate	4,564,625	4,550,376
Distributions to preferred stockholders	(1,994,312)	(1,936,617)
Gain on disposal of assets	—	(29,542)
Gain on involuntary conversion of assets	(16,476)	—
FFO attributable to common stockholders and unitholders	3,941,351	1,773,273
Amortization	13,686	14,696
ESOP and stock - based compensation	260,463	420,161
Unrealized loss (gain) on hedging activities	442,464	(962,263)
Adjusted FFO attributable to common stockholders and unitholders	$4,657,964	$1,245,867

Weighted average number of shares outstanding, basic	18,635,004	17,107,820

Weighted average number of non-controlling units	825,188	1,133,720

Weighted average number of shares and units outstanding, basic	19,460,192	18,241,540

FFO per common share and unit	$0.20	$0.10

Adjusted FFO per common share and unit	$0.24	$0.07

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022
Net income (loss)	$1,387,514	$(810,944)
Interest expense	4,113,597	5,713,205
Interest income	(146,665)	(24,448)
Income tax provision	15,182	9,654
Depreciation and amortization	4,578,311	4,565,072
EBITDA	9,947,939	9,452,539
PPP loan forgiveness	(275,494)	—
Gain on disposal of assets	—	(29,542)
Gain on involuntary conversion of assets	(16,476)	—
Subtotal	9,655,969	9,422,997
Corporate general and administrative	1,980,765	1,514,027
Unrealized loss (gain) on hedging activities	442,464	(962,263)
Hotel EBITDA	$12,079,198	$9,974,761

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	Q2 2023 Guidance
	Low Range	High Range

Net income	$4,862	$5,641
Interest expense	4,308	4,308
Interest income	(180)	(180)
Income tax provision	30	30
Depreciation and amortization	4,550	4,550

EBITDA	13,570	14,349
Unrealized loss on hedging activities	300	300
Corporate general and administrative	1,775	1,775

Hotel EBITDA	$15,645	$16,424

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	Q2 2023 Guidance
	Low Range	High Range

Net income	$4,862	$5,641
Depreciation and amortization	4,537	4,537

FFO	9,399	10,178
Distributions to preferred stockholders	(1,995)	(1,995)

FFO attributable to common stockholders and unitholders	7,404	8,183
Amortization	13	13
Unrealized loss on hedging activities	300	300
ESOP stock based compensation	53	53
Adjusted FFO attributable to common stockholders and unitholders	$7,770	$8,549

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO (including Adjusted FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, stock compensation costs and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivatives, loan impairment losses, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, ESOP and stock compensation expenses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) loss on early debt extinguishment, (10) Paycheck Protection Program (PPP) debt forgiveness, (11) gain on exercise of development right, (12) corporate general and administrative expense, and (13) other operating revenue not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.